SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 25, 2011

BellaVista Capital, Inc.
(Exact name of registrant as specified in its charter)

Maryland	0-30507	94-3324992
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15700 Winchester Blvd., Los Gatos, CA 95030	95030
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	(408) 354-8424

N/A
(Former name or former address, if changed since last report)

Item 2.02 Results of Operations and Financial Condition.

The registrant mailed a letter dated March 25, 2011 to its shareholders which provides certain summary and updated information concerning the registrant's operations. A copy of the letter is attached to this report as Exhibit 20.1.

The letter attached to this report as Exhibit 20.1 contains forward-looking statements. All statements other than statements of historical fact may be forward-looking statements. These include statements regarding the registrant's future financial results, operating results, business strategies, projected costs and capital expenditures, products, competitive positions, and plans and objectives of management for future operations. Forward-looking statements may be identified by the use of words such as "may," "will," "should," "expect," "plan," "anticipate," "believe," "estimate," "predict," "intend" and "continue," or the negative of these terms, and include the assumptions that underlie such statements. The registrant's actual results could differ materially from those expressed or implied in these forward-looking statements as a result of various risks and uncertainties, including those set forth in the registrant's quarterly report on Form 10-Q for the quarter ended June 30, 2010 under Part II, Item 1A – “Risk Factors." All forward-looking statements in the letter attached to this report are based on information available to the registrant as of the date hereof and the registrant assumes no obligation to update any such statements.

Item 9.01.   Financial Statements and Exhibits

(d) Exhibits

Exhibit 20.1      Letter to Shareholders dated March  25, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: March 25, 2011	BellaVista Capital, Inc.
By: /s/ William Offenberg
William Offenberg, Chief Executive Officer